As filed with the Securities and Exchange Commission on June 5, 2024

UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Brookfield Infrastructure Finance ULC**

(Exact name of registrant as specified in its charter)

Alberta, Canada	98-1231205
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

181 Bay Street, Suite 300 Toronto, Ontario, Canada M5J 2T3 416-363-9491	Brookfield Infrastructure LLC Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address and Telephone Number of Agent for Service)

** See Table of Additional Registrants below.

Copies to:

Mile T. Kurta, Esq.

Christopher R. Bornhorst, Esq.

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036

(212) 880-6000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.250% Subordinated Notes due 2084 (and the subordinated guarantees related thereto)	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-278529, 333-278529-01, 333-278529-02, 333-278529-03, 333-278529-04, 333-278529-05, 333-278529-06

Securities to be registered pursuant to Section 12(g) of the Act: None

** TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Co- Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer ID Number	Address and Telephone Number of Principal Executive Offices	Name, Address and Telephone Number of Agent for Service
Brookfield Infrastructure Partners L.P.	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Infrastructure LLC Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000
Brookfield Infrastructure L.P.	Bermuda	98-0550560	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3304	Brookfield Infrastructure LLC Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000
BIP Bermuda Holdings I Limited	Bermuda	98-0564348	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3304	Brookfield Infrastructure LLC Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000
Brookfield Infrastructure Holdings (Canada) Inc.	Ontario	98-0619542	181 Bay Street, Suite 300 Brookfield Place Toronto ON M5J 2T3 +1 (416) 363-9491	Brookfield Infrastructure LLC Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000
Brookfield Infrastructure LLC	Delaware	N/A	Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000	Not Applicable
BIPC Holdings Inc.	Ontario	N/A	Suite 300, 181 Bay Street Toronto, Ontario, Canada M5J 2T3 416-363-9491	Brookfield Infrastructure LLC Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement on Form 8-A hereby amends and restates Item 1 of the registration statement on Form 8-A (the “Original Form 8-A”) filed by the Issuer, the Partnership and the Subsidiary Guarantors with the Securities and Exchange Commission on May 31, 2024. Capitalized terms not defined herein shall have the meaning attributed to them in the Original Form 8-A.

Item 1.	Description of Registrant’s Securities to be Registered.

The Issuer, the Partnership and the Subsidiary Guarantors are registering hereunder the Issuer’s 7.250% Subordinated Notes due 2084 (the “Notes”), including, but not limited to, (i) US$150,000,000 aggregate principal amount of the Notes issued on May 31, 2024 and (ii) an additional US$8,000,000 aggregate principal amount of the Notes issued pursuant to the partial exercise by the underwriters of an over-allotment option to purchase up to an additional US$22,500,000 aggregate principal amount of the Notes up to 30 days after the date of the Prospectus Supplement. The Notes are fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by the Partnership, and are also guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by the Subsidiary Guarantors. The Notes are certified for listing on the New York Stock Exchange under the symbol “BIPJ”.

For a more complete description of the Notes, reference is made to the information under the heading “Description of Debt Securities and Guarantees” of the Base Prospectus, as supplemented by the information under the heading “Description of the Notes” in the Prospectus Supplement. Such information is incorporated herein by reference and made a part of this registration statement in its entirety. The Notes are governed by the Indenture dated May 24, 2021, as amended and supplemented by the Second Supplemental Indenture, dated May 31, 2024, by and among the Issuer, the Partnership and the Subsidiary Guarantors, as guarantors, and Computershare Trust Company, N.A. and Computershare Trust Company of Canada, as trustees, copies of which are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number	Description

4.1	Indenture dated May 24, 2021, by and among Brookfield Infrastructure Finance ULC, as issuer, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., BIP Bermuda Holdings I Limited, Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Infrastructure US Holdings I Corporation and BIPC Holdings Inc., as guarantors, and Computershare Trust Company, N.A. and Computershare Trust Company of Canada, as trustees (filed as Exhibit 4.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed on May 24, 2021)

4.2	Second Supplemental Indenture dated May 31, 2024, by and among Brookfield Infrastructure Finance ULC, as issuer, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., BIP Bermuda Holdings I Limited, Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Infrastructure LLC and BIPC Holdings Inc., as guarantors, and Computershare Trust Company, N.A. and Computershare Trust Company of Canada, as trustees (filed as Exhibit 4.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed on May 31, 2024)

4.3	Form of 7.250% Subordinated Notes due 2084 (included in Exhibit 4.2 hereto)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 5, 2024	Brookfield INFRASTRUCTURE FINANCE ULC

	By:	/s/ David Krant
		Name:	David Krant
		Title:	Senior Vice President and Chief Financial Officer

Brookfield INFRASTRUCTURE Partners L.P. by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

	By:	/s/ Jane Sheere
		Name:	Jane Sheere
		Title:	Secretary

Brookfield INFRASTRUCTURE L.P. by its general partner, Brookfield INFRASTRUCTURE Partners L.P. by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

	By:	/s/ Jane Sheere
		Name:	Jane Sheere
		Title:	Secretary

bip Bermuda Holdings I Limited

	By:	/s/ Jane Sheere
		Name:	Jane Sheere
		Title:	Secretary

BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC.

	By:	/s/ David Krant
		Name:	David Krant
		Title:	Senior Vice President and Chief Financial Officer

BROOKFIELD INFRASTRUCTURE LLC

By:	/s/ Ralph Klatzkin
	Name:	Ralph Klatzkin
	Title:	Vice President

BIPC HOLDINGS INC.

By:	/s/ David Krant
	Name:	David Krant
	Title:	Senior Vice President